Exhibit 13.1
PRINCIPAL EXECUTIVE OFFICER CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with this Annual Report
of Diana Shipping Inc.
(the “Company”) on Form
20-F for the year
ended December 31,
2025 as filed with the Securities and Exchange Commission
(the “SEC”) on or about the date
hereof (the “Report”), I, Semiramis
Paliou, Principal Executive Officer
of the Company, certify, pursuant
to 18 U.S.C. Section 1350, as
adopted pursuant to Section
906 of the Sarbanes-Oxley Act of 2002, that:
1.
The Report fully complies with the requirements of Section 13(a) or
15(d) of the Securities Exchange Act of 1934; and
2.
The information
contained in
the Report
fairly presents,
in all
material respects,
the financial
condition and
results of
operations of the Company.
A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.
Date: March 13, 2026
/s/ Semiramis Paliou
Semiramis Paliou
Principal Executive Officer